Exhibit 4.1
Omnibus Amendment No. 1 to
Amended and Restated Series 2002-1 Indenture Supplement,
Series 2004-1 Indenture Supplement and
Series 2005-1 Indenture Supplement
Dated: as of June 5, 2006
     Reference is made to (i) the Amended and Restated Series 2002-1 Indenture Supplement, dated as of January 14, 2005 (the “Series 2002-1 Indenture Supplement”), between Ford Credit Floorplan Master Owner Trust A, as issuer (the “Issuer”) and JPMorgan Chase Bank, National Association, as indenture trustee (the “Indenture Trustee”); (ii) the Series 2004-1 Indenture Supplement, dated as of July 1, 2004 (the “Series 2004-1 Indenture Supplement”), between the Issuer and the Indenture Trustee, as previously amended by Amendment No. 1 thereto, dated as of January 14, 2005; and (iii) the Series 2005-1 Indenture Supplement, dated as of June 1, 2005 (the “Series 2005-1 Indenture Supplement” and, together with the Series 2002-1 Indenture Supplement and the Series 2004-1 Indenture Supplement, the “Indenture Supplements”), between the Issuer and the Indenture Trustee, each supplemental to the Indenture, dated as of August 1, 2001 (the “Indenture”), between the Issuer and the Indenture Trustee. Capitalized terms used herein but not defined herein shall have the meanings given in or by reference in the related Indenture Supplement.
     In accordance with Section 10.01(a) of the Indenture, the parties hereto hereby agree to amend each Indenture Supplement as follows:
     Section 1. Amendments.
     The definition of “Subordination Factor” in Appendix A of the Series 2002-1 Indenture Supplement and in Section 2.01 of the Series 2004-1 and Series 2005-1 Indenture Supplements is hereby deleted in its entirety and:
     (i) with respect to the Series 2002-1 Indenture Supplement, replaced with “ ‘Subordination Factor’ means, for the Series 2002-1 Notes, 13.00%.”
     (ii) with respect to the Series 2004-1 Indenture Supplement, replaced with “ ‘Subordination Factor’ means, for the Series 2004-1 Notes, 11.50%.” and
     (iii) with respect to the Series 2005-1 Indenture Supplement, replaced with “ ‘Subordination Factor’ means, for the Series 2005-1 Notes, 11.50%.”
     Section 2. Effective Date. The parties to this Omnibus Amendment, by executing and delivering this Omnibus Amendment, hereby intend to amend each Indenture Supplement, on the terms and conditions hereinafter set forth, which shall become effective on the Determination Date relating to the July 17, 2006 Distribution Date, and on such Determination Date the Available Subordinated Amount for each such Series will be increased to equal the related Required Subordinated Amount calculated using the Subordinated Percentage for such Series set forth above.
     Section 3. Incorporation of Amendments. Upon the effectiveness of this Omnibus Amendment, each reference in an Indenture Supplement to “this Indenture Supplement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to such Indenture Supplement as amended hereby, and each reference to an Indenture Supplement in any other document, instrument and agreement executed and/or delivered in connection with such Indenture Supplement shall mean and be a reference to such Indenture Supplement as amended hereby.
     Section 4. Confirmation. Except as specifically amended hereby, the Indenture Supplements and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
By:	The Bank of New York, not in its individual capacity, but solely as Owner Trustee

By:	/s/ John Bobko
	Name:	John Bobko
	Title:	Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee, Securities Intermediary and Bank
By:	/s/ Andrew M. Cooper
	Name:	Andrew M. Cooper
	Title:	Assistant Vice President